                                                                     EXHIBIT 2.3

                                FACILITIES  LEASE
                                -----------------


     This Facilities Lease (the "Lease") is made June 17, 1996, between Fullerton Holdings, Inc., a California corporation ("Landlord") and Morehouse-COWLES, Inc., a California corporation ("Tenant").

     1.   Premises.
          --------

          1.1      Description.  Landlord leases to Tenant and Tenant leases
                   -----------
from Landlord the real property and all improvements thereon located at 1600 West Commonwealth Avenue, Fullerton, California 92633 and more particularly described in Exhibit A hereto (the "Premises").
             ---------

          1.2      Acceptance.  Tenant acknowledges that it has made such
                   ----------
inspections of the Premises as it deems necessary to determine the condition thereof and that no representations or warranties have been made by Landlord or its representatives with respect thereto. Tenant acknowledges that it is relying solely on its inspections in determining the condition of the Premises and that it accepts the same in an "as is" condition, except to the extent of the environmental indemnification made by Landlord for the benefit of Tenant as set forth in Section 16 hereof.

     2.   Term.
          ----

          2.1      Initial Term.  The initial term of this lease shall commence
                   ------------
on June 17, 1996 and end on July 31, 2006, unless sooner terminated pursuant to any provision hereof.

          2.2      Option to Extend.  Tenant is given the option to extend the
                   ----------------
term of this Lease for a period of five years commencing on the expiration of the initial term. The option must be exercised by giving written notice of exercise to Landlord at least six months, but not more than nine months before the expiration of the then initial term. If Tenant is in "Default" (as defined in Section 17 at either the time of giving the notice of exercise of its option to extend or on the date the term of extended term is to commence, the exercise of such option shall be deemed to be ineffective and such option shall automatically terminate unexercised. All of the provisions of this Lease shall remain in effect during any extension of the term of this Lease.

     3.   Rent.
          ----

          3.1      Monthly Rent.  Tenant shall pay to Landlord in advance on the
                   ------------
first day of each month as monthly rent, without deduction, setoff, prior notice, or demand (a) the sum of Four Thousand Dollars ($4,000) per month commencing on July 1, 1996 and continuing through the June 30, 2001; and (b) the sum of Five Thousand Five Hundred Dollars ($5,500) per

                                       1
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month commencing on July 1, 2001 and continuing through July 31, 2006. Rent during any extension of the initial term shall be as set forth in Exhibit B
                                                                  ---------
hereto. Rent for any period which is for less than one full month shall be pro rated on a daily basis.

       All rent shall be payable in lawful money of the United States to Landlord at the address to which notices to Landlord are to be given.

         3.2    Late Payments.  If Tenant shall neglect or fail to pay the
                -------------
monthly rent or any other amount required to be paid by it under this Lease within ten days following the date when the same is due and payable, Tenant shall pay to Landlord, in addition to such unpaid amounts, a late charge equal to 10% of the past due installment. Tenant acknowledges that the late payment by Tenant of any installment of any rent or any other sum of money required to be paid by Tenant under this Lease will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs being extremely difficult and impractical to fix. Such costs and expenses shall include, without limitation, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. Landlord and Tenant agree that the late charge set forth in this Section represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by such non-payment by the tenth day of the month by Tenant. The interest and late charge provisions contained herein are in addition to and do not diminish or represent a substitute for any or all of Landlord's rights contained in this Lease or under applicable law..

         3.3    Net Rental.  It is the intent of Landlord and Tenant that the
                ----------
monthly rent payable to Landlord hereunder shall be net to Landlord so that this Lease shall yield to Landlord the total rent specified in subsection 3.1 each month during the term of this Lease. Unless otherwise specifically provided in this Lease, all costs, expenses, and charges of every kind and nature relating to the Premises which may be attributed to, or become due during the term of this Lease shall be paid by Tenant as additional rent hereunder. Such costs, charges and expenses shall be payable upon commencement of this Lease, notwithstanding the fact that the monthly rent does not commence at such time.


     4.  Taxes.
         -----

         4.1    Tenant's Obligation.  Commencing on the date hereof, and
                -------------------
continuing thereafter throughout the term of this Lease, Tenant shall pay as additional rent an amount equal to all taxes (real and personal), excises, license and permit fees, assessments, utility levies and charges, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever (including, but not limited to, assessments for public improvements or benefits) which prior to or during the term of this Lease are assessed, levied or imposed upon, or become due and payable as a lien against the Premises or any part thereof; upon any personal property, equipment or other facility used in the operation thereof (whether or not owned by Tenant); upon the rent and/or income received from subtenants or licensees of Tenant; and upon any use or occupancy of the Premises and of any rights, obligations, easements and franchises as may now or hereafter be appurtenant, or appertain, to the use of the Premises (all of the foregoing being collectively referred to herein as "Taxes"). If any such Taxes are payable or may at the option of the taxpayer be paid, in installments, Tenant may pay the same together with any accrued interest on the unpaid balance of such Taxes in installments as the same respectively become due. Any Taxes relating to a fiscal period of the taxing authority, only a part of which period is included within the term of this Lease, shall be adjusted as between Landlord and Tenant as of the commencement and termination of the term of this Lease, so that Tenant shall pay only that portion of said Taxes relating to the term of this Lease. For the purposes of this Section 4, Taxes shall also include any tax assessed upon or measured by rents, additional rent or other Landlord receipts from Tenant, and any tax, fee, or license assessed or measured by expenditures made by Tenant on behalf of Landlord under or in connection with this Lease.

         4.2    Payment of Taxes.  All Taxes (except real property taxes)
                ----------------
shall be paid directly to the appropriate governmental authority prior to the delinquency date established by such authority and Tenant shall provide Landlord with reasonable proof of payment within five days after payment.

                Landlord shall pay all real property taxes attributable to the Premises and invoice Tenant for the same. Tenant shall reimburse Landlord within ten business days of the receipt of each invoice for property taxes. Landlord may, at its option, invoice Tenant for real property taxes not more than twenty days' prior to the due date of the then current installment.

                The failure of Tenant to pay the Taxes as and when herein specified shall, in addition to all other rights and remedies of Landlord hereunder, subject Tenant to any fine, penalty, interest or costs which Landlord may incur as a result thereof. If Tenant fails to pay any Taxes as herein required, Landlord may, at its option, pay the same. Tenant shall pay to Landlord on demand the amount of the Taxes so paid together with interest thereon from the date of Landlord's payment to the date of reimbursement by Tenant at the lesser of 10% per annum or the maximum interest permitted by law.

         4.3    Other Taxes.  If at any time during the term of this Lease
                -----------
the methods of taxation shall be altered so that in lieu of, or as a supplement to, the whole or any part of the Taxes now levied, assessed or imposed on the Premises, there shall be levied, assessed or imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom, or a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Premises, this Lease transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises, and imposed upon Landlord, or a license fee measured by the rent payable under this Lease, then all such taxes, assessments, levies, impositions, charges or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" as defined in subsection 4.1, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Taxes, it being the intention of the parties hereto

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

that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction of any nature whatsoever, foreseeable or unforeseeable.

         4.5    Exclusion from Taxes.  Nothing contained in this Lease shall
                --------------------
require Tenant to pay any franchise, or income tax of Landlord.

     5.  Insurance.
         ---------

         5.1    Non-Liability of Landlord.  Landlord shall not be liable to
                -------------------------
Tenant for any damage to Tenant or Tenant's property from any cause and Tenant waives all claims against Landlord for damage to person or property arising for any reason, except that Landlord shall be liable to Tenant for damage to Tenant or Tenant's property resulting from the gross negligence or willful misconduct of Landlord. The non-liability of Landlord contained in this subsection and Tenant's indemnification of Landlord in subsection 5.2 shall extend to the officer, directors, agents, employees and authorized representatives of Landlord.

         5.2    Indemnity.  Tenant shall indemnify and hold Landlord harmless
                ---------
from any and all damages and liability arising out of, connected with or incidental to the use or occupancy of the Premises (including without limitation, the construction of any "Improvements" thereto as defined in subsection 11.5), except that Tenant shall not be liable for any damage arising out of the gross negligence or willful misconduct of Landlord unless (and only to the extent) covered by insurance that Tenant is required to provide under the terms of this Lease.

                The obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities.

         5.3    Insurance by Tenant.  Tenant will carry and maintain
                -------------------
throughout the term of this Lease, at Tenant's sole cost and expense, the insurance currently maintained on the Premises, as set forth in Exhibit C
                                                                ---------
hereto, subject to increases in the liability limits as may be recommended from time to time by Landlord's insurance agent or consultant, provided such recommendations are consistent with industry practices.

         5.4    Failure by Tenant to Maintain Insurance.  If Tenant fails to
                ---------------------------------------
maintain the insurance policies required under the provisions of Section 5, Landlord, may, at its option, secure and maintain such insurance policies and Tenant shall reimburse Landlord on demand for the cost of such policies together with interest thereon from the date of purchase by Landlord to the date of reimbursement by Tenant at the lesser of 10% per annum or the maximum amount permitted by law.

     6.  Destruction.
         -----------

         6.1      Risk Fully or Partially Covered by Insurance.  If, during the
                  --------------------------------------------
term of this Lease, the Premises are totally or partially destroyed or damaged from a risk covered by the insurance described in Section 5, such damage or destruction shall not terminate this Lease, and

Tenant shall restore the Premises to the extent of the available insurance proceeds. If the cost of the restoration exceeds the amount of insurance proceeds received, if any, (the "Shortfall") and Tenant did not comply with its insurance obligations herein, Tenant shall be responsible for the Shortfall. If Tenant complied with its insurance obligations hereunder, Landlord may, at its option, either (a) accept responsibility for the Shortfall, in which case this Lease shall continue in full force and effect, or (b) notify Tenant of its intent to terminate this Lease immediately. Landlord shall advise Tenant of its election in writing within 30 days after the amount of the Shortfall has been determined.

          Restoration of the Premises by Tenant shall include restoration of all furniture, fixtures, equipment, improvements, alterations, additions, and personal property located at the Premises.

     6.2  Risk Not Covered by Insurance.  If, during the term of this
          -----------------------------
Lease, the Premises are totally or partially destroyed or damaged from a risk not covered by the insurance described in Section 5, Landlord may, at its option, either (a) restore the Premises at Landlord's expense, as soon as reasonably possible, in which case this Lease shall continue in full force and effect; or (b) notify Tenant of its intent to terminate this Lease immediately. Landlord shall advise Tenant of its election in writing within 30 days after the date of the damage or destruction.

          If Landlord elects to terminate this Lease, Tenant, within 30 days after receiving Landlord's notice to terminate, may pay into a joint bank account (with Landlord or its representative as a required co-signor) the full amount of the estimated cost of restoration, in which event Tenant may proceed to restore the Premises at its expense. In such case this Lease shall not terminate.

          If Landlord elects to terminate this Lease and Tenant does not deposit the estimated cost of the restoration in the bank account described above, this Lease shall then terminate.

          If Landlord elects to restore the Premises, Landlord shall not be required to restore alterations or improvements made by Tenant, Tenant's trade fixtures or other personal property, such excluded items being the sole responsibility of Tenant to restore. If Landlord does not complete restoration of the Premises within six months from the date of damage or destruction, Tenant may then terminate this Lease.

     6.3  Loss During Last Part of Term. Notwithstanding the provisions of
          -----------------------------
subsections 6.1 and 6.2, if the Premises are totally or partially destroyed or damaged during the last six months of the term of this Lease rendering the Premises totally or significantly inaccessible or unusable, Tenant may terminate this Lease by giving written notice to Landlord not more than 20 days after the destruction.

          6.4      Abatement of Rent.  In the event of damage or destruction
                   -----------------
there shall be no abatement or reduction of rent for the first six (6) months of any time in which the Premise, in part of whole, cannot be used. Thereafter, however, rent shall abate in proportion to the portion of the Premises that is still not usable; provided that to the extent that Tenant is obligated to restore the Premises, it is diligently pursuing completion of such restoration.

          6.5      Waiver.  Tenant waives any rights it might otherwise have
                   ------
under applicable law to terminate this Lease due to any damage or destruction of the Premises.

          6.6      Legal Restrictions.  If existing laws do not permit
                   ------------------
restoration of the Premises following damage or destruction, either party can terminate this Lease immediately by giving notice to the other party.

     7.   Utilities, Etc.  Tenant shall be responsible for obtaining and the
          --------------
payment of all utilities provided to the Premises, including, without limitation, water, sewer, electrical, telephone and gas.

     8.   Conduct of Business.
          -------------------

          8.1      Permitted Use.  Tenant shall use the Premises for the purpose
                   -------------
of conducting a business of the type and quality presently operated from the Premises, and for no other use without Landlord's consent.

          8.2      Limitations on Use.  Tenant's use of the Premises as provided
                   ------------------
in this Lease shall be in accordance with the following:

                   a.   Cancellation of Insurance.  Tenant shall not do, grant
                        -------------------------
or keep anything in, on or about the Premises that will cause a cancellation of any insurance covering the Premises.

                   b.   Compliance with Laws.  Tenant shall obtain at its sole
                        --------------------
cost all licenses, permits, certificates, variances and approvals necessary for the operation of its business and shall comply with all other laws, ordinances, regulations and orders of all governmental entities concerning the Premises or Tenant's uses of the same, including, without limitation, (i) those pertaining to the protection of the environment and the handling, storage, and/or disposition of hazardous waste materials, and (ii) the obligation at Tenant's cost to alter, maintain or restore the Premises in compliance and conformity with all laws (whether now existing or hereafter enacted) relating to the condition, use or occupancy of the Premises during the term of this Lease. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against it, that Tenant has violated any such laws, ordinances or regulations shall be conclusive as between Landlord and Tenant.

                   c.   Waste.  Tenant shall not use the Premises in any manner
                        -----
that will constitute waste, nuisance or unreasonable annoyance.

                   d.   Overloading.  Tenant shall not do anything on the
                        -----------
Premises that will cause damage to it, reasonable wear and tear excepted. The Premises' foundations, floors, and other structural components shall not be overloaded. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure the Premises, whether by vibration or otherwise.

                   e.   Maintenance.  The Premises shall be kept by Tenant in
                        -----------
clean condition, free from any objectionable noises, odors or nuisances, and all health and police regulations shall in all respects and at all times be fully complied with by Tenant.

       9.   Assignment or Sublease. Tenant shall not (voluntarily or
            ----------------------
involuntarily) transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage, encumber hypothecate or otherwise transfer this Lease or Tenant's interest in and to the Premises (collectively "Assignment") to any third party ("Assignee") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. By way of example and not limitation, Landlord may take into account in determining whether to grant its consent to a proposed Assignment, the proposed Assignee's business reputation, experience, and financial condition. Tenant shall not be entitled to an Assignment of this Lease while it is in Default hereunder. Any Assignment made without Landlord's consent shall be voidable and, at Landlord's
election, shall constitute a "Default" under Section 17.   No Assignment,
whether with or without Landlord's consent, shall relieve Tenant from its covenants and obligations for the term of this Lease. In the event any payments are to be made by an Assignee to Tenant in connection with this Lease or the Assignment thereof in excess of the rent provided for hereunder, such payments shall be deemed to be additional rent due Landlord hereunder and shall be promptly paid by Tenant to Landlord. If Assignee's tenancy terminates prior to the expiration of this Lease for any reason, Tenant shall be given a credit against the remaining monthly rent due under Section 3.1 hereof equal to the amount of any excess monthly rent actually paid by Assignee. Such credit shall be applied against future monthly rent installments in inverse order of maturity. It shall not be applied to any other obligations of Tenant hereunder, including, without limitation, payment of Taxes, insurance, utilities and maintenance costs.

       10.  Personal Property and Equipment.  Any trade fixtures, equipment and
            -------------------------------
other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant. Tenant shall have the right to remove any of its personal property from time to time.


       11.  Maintenance, Repairs and Alterations.
            ------------------------------------

            11.1   Tenant's Obligations.  Tenant shall keep in good order,
                   --------------------
condition and repair the Premises and every part thereof, structural and nonstructural ordinary wear and tear excepted (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as the result of Tenant's use, any prior use, the elements or age of such portion of the Premises).

          11.2     Landlord's Rights.  If Tenant fails to perform Tenant's
                   -----------------
obligations under this Section 11, Landlord may at its option (but shall not be required to) enter upon the Premises after five days prior written notice to Tenant, and put the same in good order, condition and repair and the cost thereof together with interest thereon at the rate of the lesser of 10% per annum or the maximum amount permitted by law shall become due and payable as additional rent to Landlord together with Tenant's next rental installment. In the event of emergency repairs, no prior notice shall be required.

          11.3     Landlord's Obligations.  It is intended by the parties hereto
                   ----------------------
that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises, whether structural or nonstructural, all of which obligations are intended to be that of Tenant. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

          11.4     Alterations and Additions.  Tenant may at its own expense and
                   -------------------------
upon prior written notice to Landlord, from time to time during the term hereof, make alterations, improvements and additions in and to the interior of the Premises (except those of a structural nature) at a time necessary or convenient for its purposes provided that the value of the Premises is not hereby diminished and provided further that no alterations, additions or improvements (collectively "Improvements") costing in excess of $10,000 may be made without prior written approval of Landlord. All Improvements shall be in conformance with all applicable zoning and related usage laws, and any and all applicable building and construction codes.

                   All Improvements which require the approval of Landlord (structural or those costing in excess of $10,000) shall be under the supervision of a licensed contractor (or licensed architect or licensed structural engineer, if required by the contractor) and the Improvements shall be made in accordance with detailed plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work. All work with respect to any Improvements must be done in a workmanlike manner and diligently prosecuted to completion.

                   Tenant shall pay, when due, all claims for labor and materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by a mechanic's or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten days notice prior to the commencement of any work on the Premises, and Landlord shall have the right to post notices of nonresponsibility in and on the Premises as provided by law. If required or requested by Landlord or its mortgage lender, Tenant shall cause performance and payment bonds to be posted by a surety licensed and qualified to do business in the State of California.

                   Any Improvements made shall remain on and be surrendered with the Premises on expiration or termination of the term, except that Landlord can elect within 30 days before expiration of the term, or within five days after termination thereof, to require Tenant to remove any Improvements that Tenant has made to the Premises. If Landlord so elects, Tenant at its cost shall restore the Premises to the condition existing prior to the installation of the Improvements to be removed, before the last day of the term, or within 30 days after notice of election is given, whichever is later.

       12.  Mechanics' Liens.  Tenant will keep the Premises, the Improvements
            ----------------
thereon, and Tenant's leasehold interest free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it. Tenant may contest any lien if, immediately on demand by Landlord, Tenant obtains and records a lien release bond issued by a surety authorized to issue surety bonds in California in such amount and form as is required by applicable law.

       13.  Right of Entry.  Landlord and its authorized representatives shall
            --------------
have the right to enter the Premises at all reasonable times for any of the following purposes: 1) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; 2) to do any necessary maintenance and make any restoration to the Premises that Landlord has the right or obligation to perform; 3) to serve, post or keep posted any notices required or allowed under the provisions of this Lease; 4) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" during the last six months of the term, or during any period in which Tenant is in Default; 5) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the term; 6) to shore the foundations, footings and walls of the building and other improvements that are a part of the Premises and to erect scaffolding and protective barricades around and about the Premises and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken or performed on any adjacent property or nearby street.

            Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry on the Premises as provided in this Section, except damage resulting from the gross negligence or willful misconduct of Landlord.

            Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this section.

       14.  Condemnation.
            ------------

            14.1   Condemnation of Entire Premises.  In the event the entire
                   -------------------------------
Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, the leasehold estate of Tenant shall cease upon, but not prior to the date when Tenant shall be actually required to yield possession of the Premises, and all liabilities of Landlord and Tenant hereunder accruing subsequent to such date shall cease.

            14.2   Partial Condemnation.  In the event more than 25% of the
                   --------------------
square footage of the Premises is taken under the power of eminent domain by any public or quasi-public authority, or if because of any appropriation or taking regardless of the amount so taken the continued conduct of Tenant's business on the Premises would be prevented or substantially impaired, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such taking; provided, however, that this right shall be exercisable only if notice of election to exercise it is given within 15 days after receipt of notice of the appropriation or taking. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

            14.3   Continuation of Lease.  In the event this Lease is not
                   ---------------------
terminated in accordance with the provisions of subsection 14.1 or 14.2, this Lease shall remain in full force and effect as to the portion of the Premises remaining after the taking, except that the minimum monthly rent shall be reduced proportionately to the degree the square footage of the building on the Premises prior to the taking bears to the square footage of such area after the taking.

            14.4   Condemnation Award.  Any award for the taking of all or any
                   ------------------
part of the Premises under the power of eminent domain, or any payment made under threat of the exercise of such power, shall be the sole property of Landlord. Tenant shall have no claim thereto and hereby irrevocably assigns and transfers any right it may have to share in the award to Landlord; provided, however, that Tenant shall be entitled to apply for a separate award expressly made for the taking of or damage to leasehold improvements made by Tenant and Tenant's trade fixtures and personal property, so long as such award does not otherwise diminish Landlord's award.

       15.  Bankruptcy and Insolvency.  It is specifically recognized between
            -------------------------
Landlord and Tenant that this Lease is entered into to a material extent because of the unique quality and individuality of Tenant and that the continuing capacity of Tenant to fulfill each and all of its obligations under this Lease is essential to Landlord. Accordingly, it is agreed that as an inducement for Landlord's entering into this Lease, that in the event any of the following shall occur, neither this Lease nor any interest therein, nor any interest in or to the Premises shall become an asset of, to, or in any of the below-mentioned proceedings, nor be passed, transferred or conveyed to any party whatsoever, whether by operation of law, by judicial order or otherwise (moreover, in any of the below-enumerated events, Landlord may elect, with or without notice of such election and with or without entry or other action by Landlord, forthwith to terminate this Lease; provided, however, that if Landlord should give notice of such election, it shall be deemed given, and this Lease terminated, upon transmittal of such notice);

            a. Should Tenant institute any proceedings under the Bankruptcy Act, as such now exists or under any amendments or replacements thereof or under any other act relating to the subject of insolvency or bankruptcy;

                   b. Should any involuntary proceeding be filed against Tenant under any such bankruptcy laws and not be dismissed within 60 days;

                   c. Should Tenant become insolvent or be adjudicated a bankrupt in any court of competent jurisdiction, or should a receiver or trustee be appointed of Tenant's property and not removed within 60 days, or should Tenant make an assignment for the benefit of creditors;

                   d. Should there occur the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises, or if a writ of attachment is executed on this Lease, and any of the foregoing are not removed within ten days; or

                   e. Should this Lease, or any interest therein or to the Premises, otherwise by operation of law pass to any person or persons other than Tenant's permitted assigns, unless consented to by Landlord.

       16.  Environmental Indemnity.  Landlord shall indemnify Tenant from all
            -----------------------
costs or liabilities incurred by Tenant as a result of any actions Tenant is legally required to take following any discovery of contamination of the Premises by any hazardous or toxic substance, material or waste which is regulated by any local governmental authority, the State of California, or the United States Government; other than contamination that can reasonably be demonstrated to have been caused by Tenant, its agents, employees, customers, suppliers, invitees or contractors, or by any third parties following the date hereof.

       17.  Defaults by Tenant.
            ------------------

            17.1   Types of Default.  The occurrence of any of the following
                   ----------------
shall constitute a material default and breach of this Lease by Tenant ("Default"):

                   a.   Rent Default.  The failure by Tenant to make, as and
                        ------------
when due, any payment of rent, additional rent or other charges payable by Tenant hereunder or to timely discharge any other monetary obligation hereunder.

                   b.   Abandonment.  The abandonment or vacation of the
                        -----------
Premises by Tenant. As used herein, abandonment and vacation is defined to include, without limitation, any absence of Tenant's personnel from the Premises for five consecutive days unless due to damage or destruction of the Premises or for other causes beyond Tenant's reasonable control which prevent Tenant from gaining access to the Premises.

                   c.   Assignment.  The failure of Tenant to obtain Landlord's
                        ----------
consent, if required, to an Assignment. Such failure shall be deemed incurable and, at Landlord's option, shall constitute an immediate termination of Tenant's right to possession of the Premises.

                   d.   Stock Purchase Transaction.  The occurrence of an event
                        --------------------------
which constitutes, or with the passage of time or the giving of notice, or both, would constitute a default under that certain Stock Purchase Agreement between Tenant and Summa Industries, a California corporation, dated May 24, 1996 (the "Stock Purchase Agreement") or the instruments or agreements executed pursuant thereto.

                   e.   Other.  The failure to perform any other provisions of
                        -----
this Lease where the failure to perform is not cured within 30 days after notice has been given to Tenant; provided, however, that such notice shall be in lieu of, and not in addition to, any notice required under California law. If the breach cannot be reasonably cured within 30 days, Tenant shall not be in Default of this Lease if it commences to cure the breach within the 30 day period and diligently and in good faith continues to cure the breach.

          17.2     Effect of Notices.  The notices specified in Section 19.1
                   -----------------
shall meet the requirements of California law and no further notice shall be necessary prior to Landlord's assertion of any rights respecting regaining possession of Premises. The purpose of the 30 day notice specified in Section 17.1(d) is to extend the notice time requirements of the unlawful detainer statutes of California. In all other respects the statutory notice period shall apply. Except as might otherwise be provided at law, no notice of default shall be required under Section 17.1(d). No notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

     18.  Remedies Upon Default.  Landlord shall have the following remedies
          ---------------------
if Tenant commits a Default. These remedies are not exclusive. They are cumulative and in addition to any other remedies Landlord may have by agreement or which are now or later allowed by law.

                   a.   Continuation of Lease.  Landlord can continue this Lease
                        ---------------------
in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in Default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. The reletting can be for a period shorter or longer than the remaining term of this Lease, subject to Landlord's duty to mitigate damages. Tenant shall pay the Landlord the rent when due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this section shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.

                   b.   Termination of Right to Possession.  Landlord can
                        ----------------------------------
terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          On termination Landlord may re-enter the Premises and take possession thereof, remove all persons from the Premises, and Tenant shall have no further claim under the Lease. Landlord may further take possession of all property of Tenant and others located on the Premises. Tenant shall have 5 days after Landlord takes possession of the Premises within which to recover its property by paying to Landlord all sums owed to it as well as all costs incurred, if any, by Landlord in storing the property. Should Tenant fail to reclaim the property in such manner, Landlord may sell or dispose of it in any manner Landlord chooses and apply the proceeds, if any, first against the cost of storage, then against any other sums owed to Landlord.

          On termination, Landlord also has the right to recover from Tenant:
(i) the worth at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; (ii) the worth at the time of the award of the amount by which the unpaid rent would have been earned after the date of termination of this Lease until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (iv) any other amount, and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The "worth at the time of the award" as used in (i) and (ii) of this subsection is computed by allowing interest at the rate of 10% per annum. "The worth at the time of the award" as referred to in
(iii) of this subsection is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

          c.  Cure of Tenant's Default.  Landlord, at any time, can
              ------------------------
cure the Default at Tenant's cost. If Landlord, by reason of the Default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be immediately due from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of 10% per annum or the maximum amount permitted by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest upon it, shall be additional rent.

          d.  Waiver.  No delay or omission in the exercise of any
              ------
right or remedy of either party on any breach or Default by the other shall impair such right or remedy or be construed as a waiver. All waivers must be in writing. The waiver of any single breach or Default shall not be deemed to be a waiver of any subsequent breach or Default.

     19.  Sale of the Premises.  If Landlord sells or otherwise transfers all
          --------------------
or any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter asserted under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord can transfer the security deposit or prepaid rent to Landlord's successor, subject to Tenant's right thereto, and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

       20.  Subordination, Attornment and Estoppel Certificate.
            --------------------------------------------------

            20.1   Subordination.  Upon written request of Landlord, Tenant
                   -------------
shall subordinate its rights hereunder to the lien of any mortgagee or trustee under a deed of trust to any bank, insurance company or other lending institution, or the lien resulting from any other method of financing or refinancing now or hereafter enforced against the Premises or any portions thereof, whether now in existence or in the future acquired or constructed, and to all advances made or hereafter to be made upon the security therefore; provided, however, such instrument of subordination shall provide that in the event of foreclosure, or in the event of the exercise of power of sale, a purchaser shall recognize Tenant's rights under this Lease, provided, Tenant is not in Default hereunder.

            20.2   Attornment by Tenant.  In the event any proceedings are
                   --------------------
brought for foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided that the purchaser shall acquire and accept the Premises subject to this Lease.

            20.3   Estoppel Certificate.  Within ten days after request from
                   --------------------
Landlord, Tenant shall execute and deliver, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent.

                   Failure to deliver the certificate within such ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified, except as may be represented by Landlord. If Tenant fails to deliver the certificate within the ten-day period, it shall be deemed to have irrevocably constituted and appointed Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party.

     21.    Quitclaim Deed.  Tenant shall execute and deliver to Landlord on the
            --------------
expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises in recordable form, designating Landlord as transferee.

     22.    Holding Over, Successors and Surrender.
            --------------------------------------

            22.1   Holding Over.  If Tenant remains in possession of the
                   ------------
Premises after the expiration of the tenancy created hereunder without Landlord's written consent and without the execution of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises from month to month, subject to all the terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy, except for minimum monthly rent. The minimum monthly rent for each month of any such month-to-month tenancy shall be twice the highest monthly rent for the immediately preceding 12-month period.

          If Tenant receives Landlord's consent to hold over, Tenant shall be deemed to be occupying the Premises on a month-to-month basis, subject to all the terms and conditions of this Lease, except as expressly modified in the consent.

          22.2     Surrender.  On the last day of the term hereof or two days
                   ---------
after any sooner termination, Tenant shall surrender the Premises and all Improvements to Landlord in good condition and repair, broom clean, ordinary wear and tear excepted. Within such time periods, Tenant shall have removed its personal property from the Premises (unless Landlord has exercised its rights against such property arising out of a Default hereunder) and repaired any damage to the Premises occasioned by such removal, which repairs shall include the patching and filling of holes and repair of structural damage.

          Landlord can elect to retain or dispose of in any manner any of Tenant's personal property that Tenant does not remove from the Premises within the time periods stated in the preceding paragraph by giving at least five days notice to Tenant. Tenant may recover its property during such five-day period by paying to Landlord all sums owed to it as well as Landlord's reasonable costs of removing and storing the property. Title to the personal property that Tenant does not recover and that Landlord elects to retain or dispose of on expiration of the five-day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any personal property. Regardless of whether Tenant recovers its personal property, Tenant shall be liable to Landlord for Landlord's reasonable costs of storing, removing and disposing of any personal property.

          If Tenant fails to surrender the Premises to Landlord on expiration or two days after termination of the term as required by this subsection, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises, unless Landlord has consented to Tenant's holding over.

       23.  Dedication.
            ----------

            23.1   Dedication.  Tenant covenants and agrees to join with
                   ----------
Landlord, but at Landlord's sole cost, in the dedication to proper governmental authorities of all necessary streets, in the granting of easements to any public or private authority of any plot or building plan for approval or petition for rezoning, and, further, in any matter connected with any local improvement district of which said Premises are or may become a part, or in any other similar action affecting the Premises. Tenant also agrees to join in the execution and/or recordation of any instrument or document necessary in connection with any of the foregoing.

       24.  Miscellaneous.
            -------------

            24.1   Time.  Time is of the essence of each provision
                   ----
of this Lease.

            24.2   Successors.  This Lease shall be binding upon and inure to
                   ----------
the benefit of the parties and their respective successors and assigns, except as provided in Section 9.

            24.3   Severability.  If any provision of this Lease is held by a
                   ------------
court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect and shall in no way be effected, impaired or invalidated thereby.

            24.4   Exhibits.  All exhibits referred to herein are incorporated
                   --------
herein by this reference.

            24.5   Governing Law; Venue.  This Lease shall be construed and
                   --------------------
interpreted in accordance with the laws of the State of California without regard to any of its conflict of laws or choice of laws provisions. In the event of any dispute hereunder, the parties agree that any resulting legal action shall be brought and maintained in a court of competent jurisdiction in Orange County, California, which county shall be the sole and exclusive venue for such action.

            24.6   Counterparts.  At the option of either party, this Lease may
                   ------------
be executed in multiple counterparts, all of which shall be deemed originals, notwithstanding the fact that the parties may have executed different counterpart signature pages.

            24.7   Negation of Partnership.  Landlord is not, and shall not
                   -----------------------
become or be deemed to be a partner or joint venturer with Tenant by reason of any provision of this Lease.

            24.8   Quiet Enjoyment.  Upon Tenant paying the rent reserved
                   ---------------
hereunder and observing and performing all of the covenants, conditions and provisions to be performed by it, Tenant shall have quiet enjoyment of the Premises for the term hereof, subject to all of the provisions of this Lease.

            24.9   Attorneys' Fees.  In the event of any dispute arising out of
                   ---------------
this Lease, the prevailing party shall be entitled to its costs and reasonable attorneys' fees incurred in resolving such dispute.

            24.10  Amendment.  This Lease can be amended only by written
                   ---------
instrument signed by both Landlord and Tenant.

            24.11  Captions.  The section headings in this Lease are for
                   --------
convenience only and are not a part of this Lease.

            24.12  Singular and Plural.  Whenever the context of any provisions
                   -------------------
shall require it, the singular number shall be held to include the plural number and vice versa, and the use of any gender shall include any other or all genders.

          24.13    Interpretation.  Should any provision of this Lease require
                   --------------
judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against Landlord by reason of it having prepared this Lease, it being agreed that both Landlord and Tenant have prepared this Lease.

          24.14    Notices.  All notices hereunder shall be in writing and shall
                   -------
be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given by first class certified mail, return receipt requested, postage prepaid and addressed as follows:

                   a.     If to Tenant:

                          Morehouse-COWLES, Inc.
                          1600 W. Commonwealth Avenue
                          Fullerton, California 92633
                          Attn:  President

                   b.     If to Landlord:

                          Fullerton Holdings, Inc.
                          1600 W. Commonwealth Avenue
                          Fullerton, California 92633
                          Attn:  James R. Swartwout, President


Either party may, at any time, change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

          24.15    Consents.  Whenever the consent of Landlord is required, it
                   --------
shall not be unreasonably withheld.

          24.16    Term.  References to the term of this Lease shall include
                   ----
both the initial term and any extensions thereof.

          24.17    Entire Agreement.  This Lease constitutes the entire
                   ----------------
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements concerning the same.

                                      "Landlord"

                                      Fullerton Holdings, Inc.

                                      By: /s/ BRET LEWIS
                                          ------------------------------------

                                      Title: President
                                             ---------------------------------

                                      "Tenant"
                                      Morehouse-COWLES, Inc.




                                      By: /s/ BRET LEWIS
                                          ------------------------------------

                                      Title:  President
                                             ---------------------------------


                               GUARANTEE OF LEASE
                               ------------------

       For valuable consideration contained in the Stock Purchase Agreement, Summa Industries, a California corporation, hereby guarantees the faithful performance of all of the obligations of Landlord contained within this Lease throughout the duration of the Lease and any extension thereof, subject to any defenses to such performance that Landlord may have.

                                      Summa Industries


                                      By:  /s/ JAMES R. SWARTWOUT
                                           -----------------------------------

                                      Title:  Chief Executive Officer
                                              --------------------------------